FOR IMMEDIATE RELEASE

Contact:                Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE CORPORATION ANNOUNCES RESIGNATION OF BANK CHIEF EXECUTIVE OFFICER

Charlottesville, VA, January 3, 2011 – StellarOne Corporation (NASDAQ: STEL) (StellarOne) today announced the resignation of Gregory W. Feldmann, its Bank President and Chief Executive Officer, effective February 1, 2011. Mr. Feldmann’s decision to resign was for personal reasons and to pursue other interests.

“Greg has contributed greatly to the success of StellarOne.  His leadership has been most appreciated during the last few years as we completed our merger and navigated through one of the most financially challenging times in the history of banking,” said O. R. Barham, Jr., President and Chief Executive Officer. “A transition plan is underway and will be shared at the appropriate time.”

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. StellarOne’s sole banking affiliate, StellarOne Bank, operates 56 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors such as those listed below, in some cases, have affected and could affect StellarOne’s actual results causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the U.S. Treasury Department Capital Purchase Program. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.